Exhibit 3.1(a)
                THE COMMONWEALTH OF MASSACHUSETTS

                  Secretary of the Commonwealth
                   STATE HOUSE, BOSTON, MASS.
                              02133
                   ARTICLES OF AMENDMENT
           General Laws, Chapter 156B, Section 72      04-2068530

    This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We,        Arthur L. Goldstein                    President
           Robert B. Luick                        Assistant Clerk of

           Ionics, Incorporated
_____________________________________________________________
                       (Name of Corporation)

located at: 65 Grove Street, Watertown,  02172
_____________________________________________________________

do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on May 6, 1987, by vote of:

2,530,225 shares of Common  out of 3,696,826 shares outstanding,
                   (Class of Stock)
          shares of              out of           shares outstanding, and
                   (Class of Stock)
          shares of              out of           shares outstanding,
                   (Class of Stock)

CROSS OUT being at least xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx INAPPLI- two-thirds of each class outstanding and entitled to vote CABLE thereon xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
CLAUSE     xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
           xxxxxxxx

    That paragraph 6 of the Restated Articles of Organization be amended by adding the following additional sub-paragraph thereto:

          "A Director of this Corporation shall have no personal liability to this Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a Director, notwithstanding any provision of law imposing such liability; provided, however, that such provision shall not eliminate or
          (1) For amendments adopted pursuant to Chapter 156B, Section 70.
          (2) For amendments adopted pursuant to Chapter 156B, Section 71.

Note:     Amendments for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B etc. Continuation sheets shall be on 8 1/2" wide x 11" high paper and must have a left-hand margin 1 inch wide for binding. Only one side should be used.

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limit the liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) under sections sixty-one or sixty-two of Chapter 156B of the General Laws of Massachusetts, or (iv) for any transaction from which the Director derived an improper personal benefit. Neither the amendment or repeal of this paragraph, nor the adoption of any provision of these Restated Articles of Organization inconsistent with this paragraph, shall eliminate or reduce the effect of this paragraph in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision."











  The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this twelfth day of June, in the year 1987.

     /s/Arthur L. Goldstein                      President
__________________________________________________________________

    /s/Robert B. Luick                           Assistant Clerk
__________________________________________________________________














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[STAMP]  SECRETARY OF
         COMMONWEALTH

         1987 JUN 13 PM 3:57
         CORPORATION DIVISION


                     THE COMMONWEALTH OF MASSACHUSETTS

                           ARTICLES OF AMENDMENT

                 (General Laws, Chapter 156B, Section 72)


              I hereby approve the within articles of amendment
             and the filing fee in the amount of $75.00 having
          been paid, said articles are deemed to have been filed
                    with me this 19th day of June 1987.


                          /s/Michael J. Connolly
                          MICHAEL JOSEPH CONNOLLY
                       Secretary of the Commonwealth
                        State House, Boston, Mass.









         TO BE FILLED IN BY CORPORATION

         PHOTOCOPY OF AMENDMENT TO BE SENT



     TO:    Robert B. Luick, Esq.
            SULLIVAN & WORCESTER
            One Post Office Square
            Boston, MA  02110
            (617)338-2800












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